CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the Registration Statement on Form N-1A of CM Advisers Family of Funds and to the use of our report dated April 12, 2007 on CM Advisers Fund and CM Advisers Fixed Income Fund's (each a series of shares of CM Advisers Family of Funds) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                           /s/ Briggs, Bunting & Dougherty, LLP
                                           BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JUNE 27, 2007